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                                                                    EXHIBIT 10.1

                                LETTER OF INTENT

DATE:     8/13/01

PARTIES: FAGEN, INC. of Granite Falls, MN and UNITED WISCONSIN GRAIN PRODUCERS, LLC of Columbus, Wisconsin (Owner)

     Owner is a committee of farmers and business people formed to facilitate the development and building of a locally-owned ethanol plant in Wisconsin (the Facility).

     Fagen, Inc. is an engineering and construction firm capable of providing development assistance, as well as constructing the Facility being considered by Owner.

     ICM, Inc. is a leader in ethanol plant process technology. ICM, Inc. also provides state of the art grain drying and wastewater treatment equipment.

     Owner, and Fagen, Inc. (Fagen) agree to using best efforts in jointly developing this project under the following terms:

          1. Owner agrees that Fagen will Design/Build the Facility if determined by Owner to be feasible and if adequate financing is obtained.

          2. Fagen will provide Owner with assistance in evaluating, from both a technical and business perspective

               -   Owner organizational options,
               -   The appropriate location of the proposed Facility, and
               -   Business Plan development.

          3. Fagen shall assist Owner in locating appropriate management personnel and/or supply contract management for the Facility.

          4. Fagen will assist Owner in presenting information to potential investors, potential lenders, and various entities or agencies that may provide project development assistance.

          5. This Letter of Intent shall terminate on August 31, 2002 unless the basic size and design of the Facility have been determined and mutually agreed upon, and a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. Furthermore, this Letter of Intent shall terminate on August 31, 2003 unless total financing for the Facility has been secured. Either of the aforementioned dates may be extended upon mutual agreement of the parties.

                                                                     Page 1 of 3
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UNITED WISCONSIN GRAIN PRODUCERS, LLC

By:
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Its:
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Date:
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FAGEN, INC.

By:
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Its:
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Date:
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                                                                     Page 2 of 3
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                                    EXHIBIT 1

                        UNITED WISCONSIN GRAIN PRODUCERS

                                   FAGEN, INC.

                                   MAY 8, 2002

                 ESTIMATED SOURCES AND USES OF FUNDS STATEMENT*

SOURCES OF FUNDS
  Equity                                                                                   40%
            Cash & Equity Equivalents                                         $    22,004,000
            Long Term Debt                                                    $    33,006,000
                                                                              ---------------
TOTAL SOURCES OF FUNDS                                                        $    55,010,000

USES OF FUNDS

DESIGN CONSTRUCTION & STARTUP
  Plant Construction (GMP, includes thermal oxidizer**)                       $    45,300,000
  Land & Site - Developmental Cost (Est.)                                     $     2,000,000
  Administration Building & Furnishings                                       $       200,000
  Rail                                                                        $       750,000
  Startup Costs
            Corn (10 days @ $2.25)                        $      910,000
            Enzymes, Chemicals and other                  $      250,000
            Spare Parts                                   $      500,000
            Other Startup Costs                           $      750,000
  SUBTOTAL                                                                    $     2,410,000

ORGANIZATIONAL & FINANCING
  Financing Costs                                         $    2,500,000
  Organizational Costs                                    $      350,000
  Miscellaneous Costs                                     $      500,000
  Owners Contingency                                      $    1,000,000
  SUBTOTAL                                                                    $     4,350,000
                                                                              ---------------
TOTAL USES OF FUNDS                                                           $    55,010,000

* General Assumptions: Land & site development, startup, and organizational & financing costs are estimated. Owner provides all access roads including the plant perimeter road, rail systems, substation if required, electrical distribution/transformers, gas line(s), water supply/pretreatment to & waste water systems (septic) from the designated areas within the plant site. Assumes non-winter conditions for earthwork, concrete & building erection. Other conditions may apply in the definitive construction agreement.

** Thermal Oxidizer will be required to meet PCA emission standards. The Thermal Oxidizer installation also results in lower plant air emissions, much reduced dryer odor, and allows the plant to expand beyond the 40MGY production rate without triggering the EPA PSD permitting process.

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